EXHIBIT 10.1

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

This First Amendment to Stock Purchase Agreement (“Amendment”) is effective as of November 15, 2017 and amends that certain Stock Purchase Agreement, dated as of October 5, 2017 (“SPA”), by and between SpendSmart Networks, Inc., a Delaware corporation (“Seller”), and Eclipse Marketing LLC, a Delaware limited liability company (“Buyer”). In consideration of the mutual benefits to be derived herefrom, Seller and Buyer amend the SPA as follows:

1.           The definition of “Ancillary Documents” in Article I is hereby deleted in its entirety and replaced with the following: “Ancillary Documents” means a transition services agreement in form and substance reasonably satisfactory to Buyer, the Note, a security agreement securing the payment obligations under the aforementioned promissory note with the assets of the Company in form and substance reasonably satisfactory to Buyer and Seller, and other documents, certificates and agreements to be delivered in connection with this Agreement or otherwise requested by Buyer, in form and substance satisfactory to Buyer.

2.           The following defined term and associated definition is hereby added to Article I: “Note” means a promissory note with a principal amount of $750,000, subject to increase in accordance with Section 2.02, requiring $20,000 per month payments and having a fifteen-month term, in form and substance reasonably satisfactory to Buyer and Seller.

3.           Section 2.02 is hereby deleted in its entirety and replaced with the following: The aggregate purchase price for the Shares shall be $2,150,000 (the “Purchase Price”) and payable as follows: at Closing, (a) the Buyer shall pay $1,400,000 less outstanding balances of Company credit cards as reasonably determined by Buyer as of Closing and those amounts that are described in Exhibit D attached hereto (the “Closing Date Payment”) by wire transfer of immediately available funds to an account designated by Seller to Buyer in writing and (b) the Buyer shall deliver the Note. In the event a 338(h)(10) or 336(e) election is made, the parties agree to allocate the Purchase Price for tax purposes as provided in Section 6.05. Notwithstanding the foregoing or any provision in this Agreement to the contrary, the parties acknowledge and agree that the principal amount due under the Note from Buyer to Seller shall increase by $5,000 for each business day between January 31, 2018 and the Closing Date, if any, unless the failure to close the transactions contemplated hereby by January 31, 2018 is due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing or is otherwise at Seller’s election.

4.           The following is added as a new Section 5.14: Within five (5) business days of Closing, Seller shall pay all Transaction Expenses and Indebtedness that are described in Exhibit E and shall, promptly thereafter, provide Buyer with evidence of same.

5.           The following is added as a new Section 7.02(v): Seller shall have established admin user accounts (e.g., user ID and password) and user accounts (e.g., user ID and password) in, and otherwise provide access to, all Company systems and technology, vendor, payroll, banking and credit card accounts, including, without limitation, password management systems, software accounts and bank accounts. In addition, Seller shall have established Charles Gerencser as a signer on all Company bank accounts and authorized contract on all major vendor accounts.

6.           The first sentence of Section 8.04(a) is hereby deleted in its entirety and replaced with the following: Seller shall not be liable to the Buyer Indemnitees under Section 8.02(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.02(a) exceeds $250,000 (the “Basket”), in which event Seller shall be required to pay or be liable for all such Losses in excess of the Basket.

7.           Section 8.04(e) is hereby deleted in its entirety and replaced with the following: Any indemnification obligation of the Seller pursuant to Section 8.02 shall be effected by wire transfer of immediately available funds from the Seller to an account designated in writing by the applicable Buyer Indemnitee within fifteen (15) days after the determination thereof. Notwithstanding the foregoing, in lieu of receiving such payment from the Seller, the Buyer may, in its sole discretion, offset the amounts due from the Buyer to the Seller under the Note by the amount of such payment.

8.           Section 9.01(b)(ii) is hereby deleted in its entirety and replaced with the following: (ii) any of the conditions set forth in Section 7.01 or Section 7.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by January 31, 2018, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

9.           Section 9.01(c)(ii) is hereby deleted in its entirety and replaced with the following: (ii) any of the conditions set forth in Section 7.01 or Section 7.03 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by January 31, 2018, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

10.           As amended hereby, the SPA remains valid and in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF , the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

SpendSmart Networks, Inc.	Eclipse Marketing LLC
Signature:	Signature:

Name: Luke Wallace	Name: Michael C. Skaff
Title: Chief Executive Officer	Title: Authorized Person

EXHIBIT D

Reconciliation of cash purchase price for the SSPC CA corporation vs. amount to be funded at closing:

Amount of cash purchase price:	$1,400,000.00

Less:
Assumption of AMEX card	56,075.94
Assumption of CB&T credit card	69,901.24
Amount of payroll, taxes and benefits - 1/25 - 1/31	39,929.00
Total cash purchase price reductions	$165,906.18

Amount to be wired to SSPC at closing	$1,234,093.82

EXHIBIT E

Vendor	Pay at close
27 Holdings LLC	$5,576.00
Alicia Streger	$581.00
BizQuest	$1,330.00
Brian Greenwood	$2,500.00
City of San Luis Obispo	$2.55
Corporation Service Company	$477.52
Crushed Grape	$553.00
Crystal Springs	$830.00
Dan Bantly	$24,500.00
Darren Poore	$2,500.00
David Fowler V	$2,500.00
Digital West	$550.00
Digital West Account #992	$730.30
Executive Janitorial	$1,655.00
Experian Membership	$527.55
Fitch Even	$587.50
Franchise Direct	$420.00
Franchise for Professionals	$1,960.00
Franchise Opportunities	$3,275.00
Gaspar Zavala	$2,500.00
Gusto	$15,000.00
Imurgent	$15,271.76
Inferior Elements	$3,160.00
ITransition, Inc.	$4,556.25
J. Carroll	$0.06
Jake Thompson	$78.40
James Campfield	$2,500.00
John D. Ott	$14,108.26
John Ellis	$9.80
John Rusin	$171.03
Jon Goodman	$259.80
Judy Clay	$2,500.00
MFV Exposition & Franchise Expo	$2,250.00
Mike Williams	$78.40
More Office Solutions	$41.75
Otaviano Mologni	$5,000.00
Plum Grove Printers	$301.36
Proven Franchises	$1,500.00
Rajarshi Chatterjee	$900.00
Sales Gravy	$250.00
Salesforce.com	$4,076.70
Samsung SDS America	$325.00
Scott O’Brien	$53.83
Security Servvices, LLC, A Neustar Company	$750.00
Shernelle Gerson	$2,500.00
Smart and Bigger	$655.00
Sprint	$1,037.09
Todd Durkin	$4,509.80
Trademark DB Corp	$996.00
TroyGould PC	$25,813.00
Ubiquity	$750.00
Valley VIP Deals	$6,000.00
Verizon	$406.32
Vivint	$597.70
YV Analytics	$950.00
Total - Vendor	$170,912.72
Held Payroll
11/15	$3,506.00
11/30	$7,569.00
12/15	$13,863.00
12/31	$16,984.00
1/15	$12,545.00
Total - Held Payroll	$54,467.00
PTO for Former Employees
Alex Minicucci	$28,000.00
Tim Boris	$9,421.72
Total - Former Employee PTO	$37,421.72
Total of items to be paid by SpendSmart DE	$262,801.44

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